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                                                                 Exhibit 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion of our report dated March 29, 1995 in this Registration Statement on Form S-8 executed on October 15, 1996 for U.S. Transportation Systems, Inc.

     On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.


                                                 MOORE STEPHENS, P.C.


                                                 Certified Public Accountants

Cranford, New Jersey
October 16, 1996